Exhibit 23.1

CONSENT OF TETRA TECH, INC.

The undersigned, Tetra Tech, Inc., hereby states as follows:

Our firm prepared an independent technical study, completed in 2008 (the “Technical Study”) concerning mineral resources in the Mt. Todd property, for Vista Gold Corp. (the “Company”), portions of which are summarized under the caption “Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other – Updated Gold Resource Calculation for the Mt. Todd Gold Project” and “ – Subsequent Events – Mt. Todd Gold Project Resource Update” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Form 10-Q”).

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the Technical Study, including the reference to our firm included with such information, as set forth above in the Form 10-Q.

Tetra Tech, Inc.

By:	/s/ John W. Rozelle
	Name:	John W. Rozelle, P.G.
	Title:	Principal Geologist

Date:  May 12, 2008